UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2017

Rex Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

366 Walker Drive State College, Pennsylvania		16801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (814) 278-7267

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On January 3, 2017, R. E. Gas Development, LLC (“Rex”), a wholly owned subsidiary of Rex Energy Corporation (the “Company”), together with its joint interest owners MFC Drilling, Inc. (“MFC”), ABARTA Oil & Gas Co., Inc. (“ABARTA”) (Rex, MFC, and ABARTA, together, the “Sellers”) entered into a Purchase and Sale Agreement (the “PSA”) with Antero Resources Corporation (“Antero”) pursuant to which the Sellers will sell to Antero substantially all of their jointly owned oil and gas interests in Noble, Guernsey, and Belmont Counties, Ohio. These interests comprise Rex’s Warrior South development area. The effective date for transactions under the PSA is October 1, 2016.

The PSA includes representations, warranties, covenants and agreements as well as various provisions for purchase price and post-closing adjustments customary for transactions of this type. Total consideration for the transaction is expected to be $50 million, with approximately $30 million net to Rex, subject to customary closing and post-closing adjustments. The sale assets include 14 gross wells with associated production of 15 Mmcfe/d, with 9 Mmcfe/d net to Rex, and approximately 6,200 gross acres, with 4,100 acres net to Rex. This acreage is considered non-core to Rex. The transaction is expected to close in the first quarter of 2017, subject to customary closing conditions and required approvals. The Company expects to use the proceeds from the transaction to pay down its revolving line of credit and for general corporate purposes.

The foregoing description of the PSA is qualified in its entirety by reference to the text of the agreement, a copy of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the period ending March 31, 2017. The Company intends to request confidential treatment for certain portions of the PSA, which will be omitted from the exhibit.

Item 7.01.	Regulation FD Disclosure.

On January 4, 2017, the Company issued a press release announcing the PSA with Antero. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Rex Energy Corporation Press Release dated January 4, 2017.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Senior Vice President, General Counsel and Secretary

Date: January 4, 2017